Exhibit 99.l   NEWS RELEASE

As previously announced, U.S. Cellular will hold a teleconference Feb. 25, 2015 at 9:30 a.m. CST.  Listen to the live call via the Events & Presentations page of investors.uscellular.com.

FOR IMMEDIATE RELEASE

U.S. cellular reports fourth quarter 2014 results

Provides 2015 guidance

CHICAGO, (Feb. 25, 2015) — United States Cellular Corporation (NYSE:USM) reported total operating revenues of $1,008.7 million for the fourth quarter of 2014, versus $902.7 million for the same period one year ago. Net income (loss) attributable to U.S. Cellular shareholders and related diluted earnings (loss) per share were $(21.3) million and $(0.25) respectively, for the fourth quarter of 2014, compared to $1.6 million and $0.02, respectively, in the comparable period one year ago.

“We accomplished our top priority in 2014 and grew our customer base,” said Kenneth R. Meyers, U.S. Cellular president and CEO.  “U.S. Cellular’s strong value proposition that offers a high-quality network and competitive devices, plans and pricing drove this result, along with customer service that is back to our normal high standards.

“We continued to invest in our network, bringing 4G LTE to 94 percent of our postpaid customers. And to ensure that the company can remain competitive and meet broadband demands, U.S. Cellular and its partners were successful in acquiring valuable spectrum in the most recent auction.

“In 2015, we plan to build upon our 2014 accomplishments.  We will continue to invest in our network, further expanding our deployment of 4G LTE and testing new technologies such as Voice over LTE.  We also will remain very focused on growing our customer base and increasing revenue driven by smartphone adoption and data monetization, although a continuation of the current aggressive pricing environment could provide a headwind to these efforts.  Growing our top line while improving our cost structure should lead to improved profitability.”

2015 Estimated Results

U.S. Cellular’s estimates of full-year 2015 results are shown below.  Such estimates represent U.S. Cellular’s view as of February 25, 2015.  Such forward‑looking statements should not be assumed to be current as of any future date.  U.S. Cellular undertakes no duty to update such information, whether as a result of new information, future events or otherwise.  There can be no assurance that final results will not differ materially from such estimated results.

U.S. Cellular has changed one of the measures which it uses to present estimates of future operating results.  U.S. Cellular previously presented adjusted income before income taxes, defined as income before income taxes, adjusted for: Depreciation, amortization and accretion; net Gain or loss on sale of business and other exit costs (if any); net Gain or loss on license sales and exchanges (if any); net Gain or loss on investments ( if any); and interest expense.  U.S. Cellular is now presenting Operating cash flow and Adjusted earnings before interest, taxes, depreciation, amortization and accretion (“Adjusted EBITDA”), as defined below, which it believes are measures which provide a comprehensive view of U.S Cellular’s recurring results of operations.

(Dollars in millions)	2015 Estimated Results	Actual Results for the Year Ended December 31, 2014
Total operating revenues	$4,000-$4,200	$3,893
Operating cash flow (1)	$350-$450	$338
Adjusted EBITDA (1)	$530-$630	$480
Capital expenditures	$600	$558

(1)     Operating cash flow is defined as net income, adjusted for the items set forth in the reconciliation below.  Adjusted EBITDA is defined as net income, adjusted for the items set forth in the reconciliation below.  Operating cash flow and Adjusted EBITDA exclude these items in order to show operating results on a more comparable basis from period to period. From time to time, U.S. Cellular may exclude other items from Operating cash flow and/or Adjusted EBITDA if such items help reflect operating results on a more comparable basis. U.S. Cellular does not intend to imply that any such items that are excluded are non-recurring, infrequent or unusual; such items may occur in the future.  Operating cash flow and Adjusted EBITDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (“GAAP”) and should not be considered as alternatives to net income as indicators of the company’s operating performance or as alternatives to cash flows from operating activities, determined in accordance with GAAP, as indicators of cash flows or as measures of liquidity. U.S. Cellular believes Operating cash flow and Adjusted EBITDA are useful measures of U.S. Cellular’s operating results before significant recurring non-cash charges, gains and losses, and other items as indicated below. The following tables provide a reconciliation to Operating cash flow and Adjusted EBITDA for 2015 estimated results and year ended December 31, 2014 actual results:

	2015 Estimated Results (2)	Actual Results for the Year Ended December 31, 2014
(Dollars in millions)
Net income (loss) (GAAP)	N/A	($47)
Add back:
Income tax expense (benefit)	N/A	($12)
Income (loss) before income taxes (GAAP)	($10)-$90	($59)
Add back:
Interest expense	$85	$57
Depreciation, amortization and accretion expense	$545	$606
EBITDA	$620-$720	$605
Add back:
(Gain) loss on sale of business and other exit costs, net	($105)	($33)
(Gain) loss on license sales and exchanges	—	($113)
(Gain) loss on asset disposals, net	$15	$21
Adjusted EBITDA (3)	$530-$630	$480
Deduct:
Equity in earnings of unconsolidated entities	($130)	($130)
Interest and dividend income	($50)	($12)
Operating cash flow (4)	$350-$450	$338

(2)     In providing 2015 Estimated Results, U.S. Cellular has not completed the above reconciliation to net income because it does not provide guidance for income taxes. U.S. Cellular believes that the impact of income taxes cannot be reasonably predicted; therefore, the company is unable to provide such guidance. Accordingly, a reconciliation to net income is not available without unreasonable effort.

(3)     Adjusted EBITDA (new measure) equals adjusted income before income taxes (previous measure) excluding gain or loss on asset disposals, net. See Adjusted EBITDA reconciliation for full year 2014, 2013, and 2012 on the company’s website at investors.uscellular.com.

(4)     A reconciliation of Operating cash flow (Non-GAAP) to operating income (GAAP) for full year 2014, 2013, and 2012 actual results can be found on the company's website at investors.uscellular.com.

Conference Call Information

U.S. Cellular will hold a conference call on Feb. 25, 2015 at 9:30 a.m. CST.

▪  Access the live call on the Events & Presentation page of investors.uscellular.com  or at http://www.videonewswire.com/event.asp?id=101572.

▪  Access the call by phone at 877/407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.uscellular.com. The call will be archived on the Events & Presentations page of investors.uscellular.com.

About U.S. Cellular

United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to 4.8 million customers in 23 states. The Chicago-based company had 6,600 full- and part-time associates as of Dec. 31, 2014. At the end of the fourth quarter of 2014, Telephone and Data Systems, Inc. owned 84 percent of U.S. Cellular. For more information about U.S. Cellular, visit uscellular.com.

Contacts

Jane McCahon, Vice President, Corporate Relations and Corporate Secretary

312-592-5379

jane.mccahon@tdsinc.com

Julie Mathews, Investor Relations Manager

312-592-5341

julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:   All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: impacts of any pending acquisition and divestiture transactions,  including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transactions and the financial impacts of such transactions; the ability of the company to successfully manage and grow its markets; the overall economy; competition; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets;  pending and future litigation; changes in income tax rates, laws, regulations or rulings; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of wireless devices, or the mix of products and services offered by U.S. Cellular. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by U.S. Cellular to furnish this press release to the Securities and Exchange Commission (“SEC”), which are incorporated by reference herein.

United States Cellular Corporation
Total Markets* Summary Operating Data (Unaudited)

As of or for the Quarter Ended	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Retail Customers
Postpaid
Total at end of period	4,298,000	4,200,000	4,148,000	4,174,000	4,267,000
Gross additions	302,000	251,000	190,000	197,000	176,000
Net additions (losses)	98,000	52,000	(26,000)	(93,000)	(71,000)
ARPU (1)	$56.51	$56.37	$56.82	$57.59	$53.53
ARPA (2)	$136.13	$132.99	$131.95	$132.03	$121.21
Churn rate (3)	1.6%	1.6%	1.7%	2.3%	1.9%
Smartphone penetration (4)	59.8%	57.9%	55.3%	53.1%	50.8%
Prepaid
Total at end of period	348,000	350,000	352,000	356,000	343,000
Gross additions	60,000	64,000	65,000	85,000	63,000
Net additions (losses)	(2,000)	(2,000)	(4,000)	13,000	(26,000)
ARPU (1)	$35.33	$34.40	$34.02	$32.22	$31.66
Churn rate (3)	5.9%	6.3%	6.5%	6.9%	8.3%
Total customers at end of period	4,760,000	4,674,000	4,653,000	4,684,000	4,774,000
Billed ARPU (1)	$53.63	$53.24	$53.36	$53.93	$50.25
Service revenue ARPU (1)	$60.10	$60.92	$60.32	$60.19	$57.05
Smartphones sold as a percent of total handsets sold	86.5%	80.8%	79.0%	78.2%	84.5%
Total population
Consolidated markets (5)	50,906,000	54,817,000	54,817,000	54,817,000	58,013,000
Consolidated operating markets (5)	31,729,000	31,729,000	31,729,000	31,729,000	31,759,000
Market penetration at end of period
Consolidated markets (6)	9.4%	8.5%	8.5%	8.5%	8.2%
Consolidated operating markets (6)	15.0%	14.7%	14.7%	14.8%	15.0%
Capital expenditures (000s)	$181,655	$142,452	$143,927	$89,581	$208,135
Total cell sites in service	6,220	6,209	6,183	6,165	6,975
Owned towers	4,281	4,487	4,457	4,448	4,448

*         Represents U.S. Cellular’s consolidated markets. These results include markets which U. S. Cellular currently consolidates, or previously consolidated in the periods presented, and are not adjusted in prior periods for subsequent divestitures or deconsolidations.

Refer to U.S. Cellular’s Form 8-K filed on February 26, 2014 for pro forma financial information related to the Divestiture Transaction and the NY1 and NY2 Deconsolidation for the three and twelve months ended December 31, 2013, as if the transactions had occurred at the beginning of the period.

United States Cellular Corporation
Core* Markets Summary Operating Data (Unaudited)

As of or for the Quarter Ended	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Retail Customers
Postpaid
Total at end of period	4,298,000	4,200,000	4,148,000	4,174,000	4,267,000
Gross additions	302,000	251,000	190,000	197,000	176,000
Net additions (losses)	98,000	52,000	(26,000)	(93,000)	(71,000)
ARPU (1)	$56.51	$56.37	$56.82	$57.59	$53.53
ARPA (2)	$136.13	$132.99	$131.95	$132.03	$121.21
Churn rate (3)	1.6%	1.6%	1.7%	2.3%	1.9%
Smartphone penetration (4)	59.8%	57.9%	55.3%	53.1%	50.8%
Prepaid
Total at end of period	348,000	350,000	352,000	356,000	343,000
Gross additions	60,000	64,000	65,000	85,000	63,000
Net additions (losses)	(2,000)	(2,000)	(4,000)	13,000	(26,000)
ARPU (1)	$35.33	$34.40	$34.02	$32.22	$31.66
Churn rate (3)	5.9%	6.3%	6.5%	6.9%	8.3%
Total customers at end of period	4,760,000	4,674,000	4,653,000	4,684,000	4,774,000
Billed ARPU (1)	$53.63	$53.24	$53.36	$53.93	$50.25
Service revenue ARPU (1)	$60.10	$60.92	$60.32	$60.19	$57.05
Smartphones sold as a percent of total handsets sold	86.5%	80.8%	79.0%	78.2%	84.5%
Total population
Consolidated markets (5)	50,906,000	54,817,000	54,817,000	54,817,000	58,013,000
Consolidated operating markets (5)	31,729,000	31,729,000	31,729,000	31,729,000	31,759,000
Market penetration at end of period
Consolidated markets (6)	9.4%	8.5%	8.5%	8.5%	8.2%
Consolidated operating markets (6)	15.0%	14.7%	14.7%	14.8%	15.0%
Capital expenditures (000s)	$181,655	$142,452	$143,927	$89,581	$211,247
Total cell sites in service	6,220	6,209	6,183	6,165	6,161
Owned towers	3,951	3,922	3,892	3,883	3,883

*      U.S. Cellular’s Core Markets excludes the results of the Divestiture Markets and NY1 and NY2 Partnerships for the periods presented.

Refer to U.S. Cellular’s Form 8-K filed on February 26, 2014 for pro forma financial information related to the Divestiture Transaction and the NY1 and NY2 Deconsolidation for the three and twelve months ended December 31, 2013, as if the transactions had occurred at the beginning of the period.

(1)     Average Revenue Per User (“ARPU”) metrics are calculated by dividing a revenue base by an average number of customers by the number of months in the period.  These revenue bases and customer populations are shown below:

a.        Postpaid ARPU consists of total postpaid service revenues and postpaid customers.

b.        Prepaid ARPU consists of total prepaid service revenues and prepaid customers.

c.         Billed ARPU consists of total postpaid, prepaid and reseller service revenues and postpaid, prepaid and reseller customers.

d.        Service revenue ARPU consists of total postpaid, prepaid and reseller service revenues, inbound roaming and other service revenues and postpaid, prepaid and reseller customers.

(2)     Average Revenue Per Account (“ARPA”) metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts by the number of months in the period.

(3)     Churn metrics represent the percentage of the postpaid or prepaid customers that disconnect service each month. These metrics represent the average monthly postpaid or prepaid churn rate for each respective period.

(4)     Smartphones represent wireless devices which run on an Android, Apple, BlackBerry or Windows Mobile operating system, excluding connected devices. Smartphone penetration is calculated by dividing postpaid smartphone customers by total postpaid customers.

(5)     The decrease in the population of consolidated markets is due primarily to the divestiture of the majority of the St. Louis area non-operating market license in March 2014, and certain non-operating licenses in North Carolina in December 2014. Total Population is used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively. See footnote (6) below.

(6)     Market penetration is calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas.  The increase in consolidated markets penetration is due primarily to a lower denominator as a result of the license divestitures described in footnote (5) above.

United States Cellular Corporation
Consolidated Statement of Operations Highlights
Three Months Ended December 31,
(Unaudited, dollars and shares in thousands, except per share amounts)
			Change
	2014	2013	Amount	Percent
Operating revenues
Service	$849,788	$825,128	$24,660	3%
Equipment sales	158,956	77,596	81,360	>100%
Total operating revenues	1,008,744	902,724	106,020	12%

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	202,423	177,438	24,985	14%
Cost of equipment sold	342,355	346,847	(4,492)	(1%)
Selling, general and administrative	394,553	442,720	(48,167)	(11%)
Depreciation, amortization and accretion	140,955	210,371	(69,416)	(33%)
(Gain) loss on asset disposals, net	4,695	14,453	(9,758)	(68%)
(Gain) loss on sale of business and other exit costs, net	(5,136)	(3,140)	(1,996)	(64%)
(Gain) loss on sale of license sales and exchanges	(21,547)	(255,479)	233,932	92%
Total operating expenses	1,058,298	933,210	125,088	13%

Operating loss	(49,554)	(30,486)	(19,068)	(63%)

Investment and other income (expense)
Equity in earnings of unconsolidated entities	23,598	32,152	(8,554)	(27%)
Interest and dividend income	6,119	994	5,125	>100%
Gain (loss) on investments	—	29	(29)	N/M
Interest expense	(14,674)	(11,570)	(3,104)	(27%)
Other, net	(121)	135	(256)	>(100%)
Total investment and other income (expense)	14,922	21,740	(6,818)	(31%)

Loss before income taxes	(34,632)	(8,746)	(25,886)	>(100%)
Income tax expense (benefit)	(12,528)	(8,484)	(4,044)	(48%)
Net loss	(22,104)	(262)	(21,842)	>(100%)
Less: Net income (loss) attributable to noncontrolling interests, net of tax	(764)	(1,854)	1,090	59%
Net income (loss) attributable to U.S. Cellular shareholders	$(21,340)	$1,592	$(22,932)	>(100%)

Basic weighted average shares outstanding	84,066	84,181	(115)	—
Basic earnings (loss) per share attributable to U.S. Cellular shareholders	$(0.25)	$0.02	$(0.27)	>(100%)

Diluted weighted average shares outstanding	84,066	85,033	(967)	(1%)
Diluted earnings (loss) per share attributable to U.S. Cellular shareholders	$(0.25)	$0.02	$(0.27)	>(100%)

United States Cellular Corporation
Consolidated Statement of Operations Highlights
Twelve Months Ended December 31,
(Unaudited, dollars and shares in thousands, except per share amounts)
			Change
	2014	2013	Amount	Percent
Operating revenues
Service	$3,397,937	$3,594,773	$(196,836)	(5%)
Equipment sales	494,810	324,063	170,747	53%
Total operating revenues	3,892,747	3,918,836	(26,089)	(1%)

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	769,911	763,435	6,476	1%
Cost of equipment sold	1,192,669	999,000	193,669	19%
Selling, general and administrative	1,591,914	1,677,395	(85,481)	(5%)
Depreciation, amortization and accretion	605,997	803,781	(197,784)	(25%)
(Gain) loss on asset disposals, net	21,469	30,606	(9,137)	(30%)
(Gain) loss on sale of business and other exit costs, net	(32,830)	(246,767)	213,937	87%
(Gain) loss on license sales and exchanges	(112,993)	(255,479)	142,486	56%
Total operating expenses	4,036,137	3,771,971	264,166	7%

Operating income (loss)	(143,390)	146,865	(290,255)	>(100%)

Investment and other income (expense)
Equity in earnings of unconsolidated entities	129,764	131,949	(2,185)	(2%)
Interest and dividend income	12,148	3,961	8,187	>100%
Gain (loss) on investments	—	18,556	(18,556)	N/M
Interest expense	(57,386)	(43,963)	(13,423)	(31%)
Other, net	160	288	(128)	(44%)
Total investment and other income (expense)	84,686	110,791	(26,105)	(24%)

Income (loss) before income taxes	(58,704)	257,656	(316,360)	>(100%)
Income tax expense (benefit)	(11,782)	113,134	(124,916)	>(100%)
Net income (loss)	(46,922)	144,522	(191,444)	>(100%)
Less: Net income (loss) attributable to noncontrolling interests, net of tax	(4,110)	4,484	(8,594)	>(100%)
Net income (loss) attributable to U.S. Cellular shareholders	$(42,812)	$140,038	$(182,850)	>(100%)

Basic weighted average shares outstanding	84,213	83,968	245	—
Basic earnings (loss) per share attributable to U.S. Cellular shareholders	$(0.51)	$1.67	$(2.18)	>(100%)

Diluted weighted average shares outstanding	84,213	84,730	(517)	(1%)
Diluted earnings (loss) per share attributable to U.S. Cellular shareholders	$(0.51)	$1.65	$(2.16)	>(100%)

Special dividend per share to U.S. Cellular shareholders	$—	$5.75	$(5.75)	N/M

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

ASSETS

	December 31,	December 31,
	2014	2013
Current assets
Cash and cash equivalents	$211,513	$342,065
Short-term investments	—	50,104
Accounts receivable from customers and others	556,958	586,595
Inventory, net	267,068	238,188
Prepaid expenses	59,744	65,596
Net deferred income tax asset	93,058	99,105
Other current assets	90,834	19,538
	1,279,175	1,401,191

Assets held for sale	107,055	16,027

Investments
Licenses	1,443,438	1,401,126
Goodwill	370,151	387,524
Investments in unconsolidated entities	283,014	265,585
	2,096,603	2,054,235

Property, plant and equipment
In service and under construction	7,458,740	7,717,512
Less: Accumulated depreciation	4,730,523	4,860,992
	2,728,217	2,856,520

Other assets and deferred charges	276,218	117,735

Total assets	$6,487,268	$6,445,708

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

LIABILITIES AND EQUITY

	December 31,	December 31,
	2014	2013
Current liabilities
Current portion of long-term debt	$46	$166
Accounts payable
Affiliated	9,774	11,243
Trade	306,845	405,583
Customer deposits and deferred revenues	287,562	256,740
Accrued taxes	36,652	73,820
Accrued compensation	66,162	66,566
Other current liabilities	149,853	192,055
	856,894	1,006,173

Liabilities held for sale	20,934	—

Deferred liabilities and credits
Net deferred income tax liability	859,867	836,297
Other deferred liabilities and credits	284,002	315,073

Long-term debt	1,151,819	878,032

Noncontrolling interests with redemption features	1,150	536

Equity
U.S. Cellular shareholders' equity
Series A Common and Common Shares, par value $1 per share	88,074	88,074
Additional paid-in capital	1,472,558	1,424,729
Treasury shares	(169,139)	(164,692)
Retained earnings	1,910,498	2,043,095
Total U.S. Cellular shareholders' equity	3,301,991	3,391,206

Noncontrolling interests	10,611	18,391

Total equity	3,312,602	3,409,597

Total liabilities and equity	$6,487,268	$6,445,708

United States Cellular Corporation

Schedule of Cash and Cash Equivalents and Investments

(Unaudited, dollars in thousands)

The following table presents U.S. Cellular’s cash and cash equivalents and investments at December 31, 2014 and December 31, 2013.

	December 31,	December 31,
	2014	2013

Cash and cash equivalents	$211,513	$342,065

Amounts included in short-term investments (1)(2)
U.S. Treasury Notes	—	50,104

Total cash and cash equivalents and investments	$211,513	$392,169

(1)     Designated as held-to-maturity investments and are recorded at amortized cost in the Consolidated Balance Sheet.

(2)     Maturities are less than twelve months from the respective balance sheet dates.

United States Cellular Corporation
Consolidated Statement of Cash Flows
Twelve Months Ended December 31,
(Unaudited, dollars in thousands)

	2014	2013
Cash flows from operating activities
Net income (loss)	$(46,922)	$144,522
Add (deduct) adjustments to reconcile net income to cash flows from operating activities
Depreciation, amortization and accretion	605,997	803,781
Bad debts expense	101,282	98,864
Stock-based compensation expense	22,383	15,844
Deferred income taxes, net	57,604	(75,348)
Equity in earnings of unconsolidated entities	(129,764)	(131,949)
Distributions from unconsolidated entities	112,336	125,660
(Gain) loss on asset disposals, net	21,469	30,606
(Gain) loss on sale of business and other exit costs, net	(32,830)	(246,767)
(Gain) loss on license sales and exchanges	(112,993)	(255,479)
(Gain) loss on investments	—	(18,556)
Noncash interest expense	1,155	1,059
Other operating activities	26	646
Changes in assets and liabilities from operations
Accounts receivable	12,547	(291,168)
Equipment installment plans receivable	(188,829)	(591)
Inventory	(28,878)	(82,422)
Accounts payable - trade	(95,587)	85,199
Accounts payable - affiliate	(2,590)	147
Customer deposits and deferred revenues	33,524	66,344
Accrued taxes	(99,483)	30,037
Accrued interest	1,307	273
Other assets and liabilities	(59,412)	(9,805)
	172,342	290,897

Cash flows from investing activities
Cash used for additions to property, plant and equipment	(605,083)	(717,862)
Cash paid for acquisitions and licenses	(38,150)	(16,540)
Cash received from divestitures	179,842	811,120
Cash received for investments	50,000	100,000
Federal Communications Commission deposit	(60,000)	—
Other investing activities	2,619	(3,969)
	(470,772)	172,749

Cash flows from financing activities
Issuance of long-term debt	275,000	—
Repayment of borrowing under revolving credit facility	(150,000)	—
Borrowing under revolving credit facility	150,000	—
Common shares reissued for benefit plans, net of tax payments	830	5,784
Common shares repurchased	(18,943)	(18,544)
Payment of debt issuance costs	(9,644)	(23)
Acquisition of licenses in common control transaction	(76,298)	—
Dividends paid	—	(482,270)
Distributions to noncontrolling interests	(3,056)	(3,766)
Payments to acquire additional interest in subsidiaries	—	(1,005)
Other financing activities	(11)	(115)
	167,878	(499,939)

Net decrease in cash and cash equivalents	(130,552)	(36,293)

Cash and cash equivalents
Beginning of period	342,065	378,358
End of period	$211,513	$342,065

United States Cellular Corporation
Financial Measures and Reconciliations
(Unaudited, dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Cash flows from operating activities	$(158,289)	$(5,336)	$172,342	$290,897
Add: Sprint Cost Reimbursement	19,085	9,429	71,097	10,560
Less: Cash used for additions to property, plant and equipment	180,309	195,682	605,083	717,862
Adjusted free cash flow (1)	$(319,513)	$(191,589)	$(361,644)	$(416,405)

(1)     Adjusted free cash flow is defined as Cash flows from operating activities (which includes cash outflows related to the Sprint decommissioning), as adjusted for cash proceeds from the Sprint Cost Reimbursement (which are included in Cash flows from investing activities in the Consolidated Statement of Cash Flows), less Cash used for additions to property, plant and equipment. Adjusted free cash flow is a non-GAAP financial measure which U.S. Cellular believes may be useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations (including cash proceeds from the Sprint Cost Reimbursement), after Cash used for additions to property, plant and equipment.